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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


     We hereby consent to the use in this Pre-effective Amendment 2 to this Registration Statement on Form S-3 (Registration No. 333-79247) of our reports dated August 7, 1998, relating to the consolidated financial statements and financial statement schedule of Shop At Home, Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Knoxville, Tennessee

June 10, 1999